EXHIBIT 99.1

NEWS RELEASE

Contact:	David Kimichik	Deric Eubanks	Elise Chittick	Scott Eckstein
	Chief Financial Officer	SVP – Finance	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 490-9600	(972) 778-9487	(212) 827-3766

ASHFORD HOSPITALITY TRUST ANNOUNCES PLAN TO
SPIN-OFF HIGH REVPAR HOTEL PORTFOLIO AS “ASHFORD HOSPITALITY PRIME, INC.” AND HOSTS CONFERENCE CALL

DALLAS, June 17, 2013 -- Ashford Hospitality Trust, Inc. (NYSE: AHT) (“Ashford Trust” or the “Company”) today announced that the Company’s Board of Directors approved a plan to spin-off an 80% ownership interest in an 8-hotel portfolio, totaling 3,146 rooms (2,912 owned rooms), to holders of Ashford Trust common stock in the form of a taxable special distribution. The distribution is expected to be comprised of common stock in Ashford Hospitality Prime, Inc. (“Ashford Prime”), a newly formed company to which Ashford Trust plans to transfer the portfolio interests. This distribution is expected to be made on a pro rata basis to holders of Ashford Trust common stock as of the distribution record date. The distribution is expected to take place toward the end of the third quarter. Ashford Prime is expected to qualify as a real estate investment trust (“REIT”) for federal income tax purposes, and intends to file an application to list its shares of common stock on the New York Stock Exchange, under the symbol “AHP.”
Conference Call:
Ashford Trust will conduct a conference call today at 5:00 p.m. ET to discuss the transaction. The number to call for this interactive teleconference is (480) 629-9818 or (866) 225-8754, and the conference ID is 4625803. A seven-day replay of the conference call will be available by dialing (303) 590-3030 or (800) 406-7325 and entering the confirmation number, 4625803.
The Company will also provide an online simulcast and rebroadcast of its conference call. The live broadcast of Ashford Trust's call will be available online at the Company's website, www.ahtreit.com, on June 17, 2013, beginning at 5:00 p.m. ET. The online replay will follow shortly after the call and continue for approximately one year.
Ashford Hospitality Prime:
Ashford Prime will have a focused strategy to invest primarily in high RevPAR hotels located predominantly in domestic and international gateway markets. The initial portfolio will consist of the Hilton La Jolla Torrey Pines, Capital Hilton in Washington, D.C., Marriott Plano Legacy Town Center, Seattle Marriott Waterfront, Courtyard San Francisco Downtown, Courtyard Seattle Downtown, Courtyard Philadelphia Downtown, and Renaissance Tampa International Plaza. Ashford Prime also plans to operate at a more conservative leverage level than Ashford Trust. The high quality of the Ashford Prime portfolio, as well as the focused investment strategy and lower leverage profile, have been designed with the goal to make Ashford Prime attractive to a broad range of investors and to distinguish itself from Ashford Trust. Ashford Prime will be externally advised by Ashford Hospitality Advisors LLC (“Ashford Advisors”), which will be a subsidiary of Ashford Trust, pursuant to an advisory agreement. Ashford Trust’s operating partnership will retain a 20% ownership interest in Ashford Prime’s operating partnership. For the year ended December 31, 2012, the initial Ashford Prime hotels had RevPAR of $140, total revenues of $221.2 million, and Hotel EBITDA of $73.0 million. As of March 31, 2013, the initial portfolio also had total debt of $628 million and no debt maturities until 2017. The post-spin-off Ashford Trust portfolio will look similar to how it looks today. Ashford Trust will have 115 hotels with a 2012 RevPAR of approximately $95, which is only $4 less than the portfolio RevPAR pre-spin-off. Also, the leverage level for Ashford Trust is expected to reduce slightly post-spin-off.
Ashford Trust’s Chairman and Chief Executive Officer, Monty J. Bennett commented, “We are constantly searching for ways to maximize stockholder value. Over the past year, we have made a concerted effort to improve our transparency and communications with the investor and analyst community regarding our historical total stockholder return, our debt management strategy, and asset performance by debt pool. After analyzing several strategies to maximize stockholder value, the Board decided to pursue a spin-off of Ashford Prime.”
Rationale for the Transaction:

•
Creation of Two Focused Companies Creates Clarity: After the separation, Ashford Prime will focus primarily on luxury, upper-upscale, and upscale hotels anticipated to generate RevPAR at least twice the national average (approximately $130 and higher). Ashford Trust will continue to focus on all segments of the hospitality industry, with RevPAR criteria outside the Ashford Prime investment focus.

•
Potential for a Higher Aggregate Market Value for Stockholders: The separation will enable potential investors and the financial community to evaluate the performance of each company separately, which may result in a higher aggregate market value than the value of the existing combined company.

•
Tailored Capital Structure More Efficient: Each company will have the flexibility to create a capital structure tailored to its strategic goals and consistent with its stockholders’ interests. In addition, these tailored capital structures should facilitate each company’s ability to grow through acquisitions and strategic alliances, possibly using units of the operating partnerships as currency. The spin-off should result in a lower cost of capital for Ashford Prime which should enable it to pursue and acquire accretive transactions.

•
Conservative Capital Structure: Ashford Prime will emphasize a low-leverage capital structure over time, with a target net debt and preferred equity / EBITDA level of 5.0x or lower. This should allow it to capitalize on favorable acquisition and investment opportunities.

Monty J. Bennett continued, “We are excited to announce this spin-off transaction of Ashford Prime and we look forward to the opportunities this spin-off could provide. Meanwhile, the Ashford Trust portfolio continues to offer stockholders the same opportunistic approach that we’ve implemented for the past decade. Further, we believe Ashford Prime and Ashford Trust will both be well positioned to grow through acquisitions and capitalize on the attractive industry fundamentals we expect to experience for the next several years.”
Ashford Prime will enter into option agreements with Ashford Trust to acquire the Pier House Resort and the Crystal Gateway Marriott. Ashford Prime will have the right to exercise the Crystal Gateway Marriott option, after a 6-month lock-out, for a period of twelve months, and the Pier House Resort option for a period of 18 months after the date of the distribution. The 697-room Crystal Gateway Marriott is located in Crystal City, VA, just outside Washington, D.C. The purchase price for the Crystal Gateway Marriott will be determined based on fair market value at the time of acquisition determined by an independent appraiser. If Ashford Prime exercises the option to acquire the Crystal Gateway Marriott, the purchase price will be payable in the form of operating partnership units. The Pier House Resort is a 142-room luxury hotel located in Key West, FL that was recently acquired by Ashford Trust. During the first six months of the option period, the purchase price for the Pier House Resort will be Ashford Trust’s actual acquisition price plus closing costs of approximately $90.6 million plus any owner-funded capital expenditures. If Ashford Prime exercises the option to acquire the Pier House Resort, the purchase price will be payable in either cash or operating partnership units of Ashford Prime’s operating partnership, at Ashford Trust’s election. Ashford Trust will also enter into a right of first offer (“ROFO”) agreement with Ashford Prime regarding certain hotels currently owned by Ashford Trust that satisfy the investment criteria of Ashford Prime. The right of first offer will give Ashford Prime the first right to acquire each of the ROFO hotels to the extent the board of directors of Ashford Trust determines it is appropriate to market and sell the ROFO hotels, subject to certain prior rights granted to the hotel managers and limitations on hotels that are held in a joint venture. Consideration for the ROFO hotels could be cash or operating partnership units.
Advisory Agreement:
Prior to the distribution of Ashford Prime common stock to Ashford Trust stockholders, Ashford Prime will enter into an advisory agreement with Ashford Advisors. This agreement will require Ashford Advisors to manage the day-to-day operations of Ashford Prime in conformity with its investment guidelines. The advisory agreement will have an initial term of five years and will be automatically renewed, subject to certain conditions, for one-year terms thereafter. Ashford Advisors will be entitled to a base management fee of 0.70% of the total enterprise value of Ashford Prime, subject to a floor. Ashford Advisors will also be entitled to an incentive fee based on Ashford Prime’s total annual stockholder return outperformance compared to its defined peers. The advisory agreement has been structured to ensure close management alignment with stockholders. The base management fee is based upon total enterprise value rather than gross assets and the incentive fee is based on total stockholder return outperformance of Ashford Prime compared to a defined peer group. Additionally, insider ownership, directly or indirectly, together with related parties of approximately 21% of Ashford Prime will be significantly above the average lodging REIT insider ownership of 2% and establishes a clear and close alignment of management’s interest with stockholders. Another example of the close management alignment with stockholders is that Ashford Trust will own 20% of Ashford Prime’s operating partnership. A significant amount of the insider ownership and all of the external advisor’s ownership will be partnership units which will not have any voting power on matters voted on by stockholders. Unlike many privately held management advisors, Ashford Advisors will be a subsidiary of Ashford Trust, a publicly traded, NYSE listed company. Upon completion of the Ashford Prime spin-off, the initial stockholders in Ashford Prime will own an interest in Ashford Advisors via their ownership of shares in Ashford Trust.
Corporate Governance Structure:
Ashford Prime will have a corporate governance structure that will provide transparency to investors and promote the long-term interests of stockholders. Some of the significant features of Ashford Prime’s corporate governance structure include:
— External advisor owned by a publicly traded company.

—	Board of directors elected annually, which is expected to have five of seven independent members, including an independent lead director.

—	Four of the independent directors, including the lead director, will have no prior affiliation with Ashford Trust.

—	Corporate governance policy requires that the board consist of at least two-thirds independent directors at all times when the chairman is not independent.
— Charter provision and corporate governance policy that address potential conflicts.
— Opt out of certain Maryland law antitakeover provisions.
— No stockholder rights plan unless stockholders approve or ratify the plan.
— Base management fee calculated on market-based total enterprise value.

—	Incentive fee based upon total stockholder return outperformance compared to a peer group.

—	Significant advisor and employee ownership, the majority of which will be partnership units which will not have any voting power on matters voted on by stockholders.
Financial Advisor:
BofA Merrill Lynch served as financial advisor to Ashford Trust in connection with the spin-off.
Form 10 Registration Statement:
Ashford Prime has filed a registration statement on Form 10 with the Securities and Exchange Commission (“SEC”) with respect to the planned spin-off. The special distribution is anticipated to be declared toward the end of the third quarter of 2013; however, it remains subject to the SEC reviewing and declaring effective Ashford Prime’s registration statement, as well as the satisfaction of a number of other conditions, including receipt of third-party consents. We cannot be certain this distribution will proceed or proceed in a manner as currently anticipated.

Ashford Hospitality Prime
($ in thousands)

Initial Portfolio:
Hotel	Location	Ownership %	Total Rooms	Owned Rooms	2012 RevPAR	2012 Hotel EBITDA(1)
Hilton La Jolla Torrey Pines	La Jolla, CA	1	394	296	$126.19	$8,898
The Capital Hilton	Washington, D.C.	1	544	408	176.09	15,285
Marriott Plano Legacy Town Center	Plano, TX	1	404	404	107.91	8,392
Seattle Marriott Waterfront	Seattle, WA	1	358	358	155.64	10,521
Courtyard San Francisco Downtown	San Francisco, CA	1	405	405	176.66	10,135
Courtyard Seattle Downtown	Seattle, WA	1	250	250	107.02	4,860
Courtyard Philadelphia Downtown	Philadelphia, PA	1	498	498	125.56	9,805
Renaissance Tampa International Plaza	Tampa, FL	1	293	293	120.57	5,144
Total			3,146	2,912	$140.20	$73,040

Option Hotels:
Pier House Resort & Spa	Key West, FL	1	142	142	$275.50
Crystal Gateway Marriott	Arlington, VA	1	697	697	136.97

ROFO Hotels:
Crowne Plaza Beverly Hills	Beverly Hills, CA	1	260	260	$133.00
Embassy Suites Crystal City	Arlington, VA	1	267	267	156.81
Crowne Plaza Key West	Key West, FL	1	160	160	177.08
Hyatt Coral Gables	Coral Gables, FL	1	242	242	133.98
One Ocean Jacksonville	Jacksonville, FL	1	193	193	108.41
Houston Embassy Suites	Houston, TX	1	150	150	134.86
Portland Embassy Suites	Portland, OR	1	276	276	131.83
Ritz-Carlton Atlanta*	Atlanta, GA	1	444	319	123.60
Hilton Boston Back Bay*	Boston, MA	1	390	280	184.47
Courtyard Boston Downtown*	Boston, MA	1	315	226	133.64
The Churchill*	Washington, D.C.	1	173	124	122.99
The Melrose*	Washington, D.C.	1	240	172	122.00

* These hotels are owned by a joint venture in which Ashford hold an approximate 72% common equity interest and a $25 million preferred equity interest. To the extent Ashford has the opportunity to acquire the entire interest in these hotels or controls the right to sell these hotels, the right of first offer agreement between Ashford Prime and Ashford will extend to these properties.

(1) Represents total Hotel EBITDA, not pro rata share.

	Year Ended December 31, 2012
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA BY PROPERTY	The Capital Hilton	La Jolla Hilton Torrey Pines	Courtyard San Francisco Downtown	Courtyard Seattle Downtown	Marriott Plano Legacy Town Center	Seattle Marriott Waterfront	Renaissance Tampa International Plaza	Courtyard Philadelphia Downtown	Hotel Total	Corporate / Allocated (1)	Ashford Hospitality Prime, Inc.
Net income attributable to the Company	$5,144	$2,592	$7,363	$3,037	$5,045	$6,724	$2,950	$4,337	$37,192	$(41,737)	$(4,545)
Income from consolidated entities attributable to non-controlling interest	1,824	966	—	—	—	—	—	—	2,790	—	2,790
Net Income	6,968	3,558	7,363	3,037	5,045	6,724	2,950	4,337	39,982	(41,737)	(1,755)
Non Property Adjustments	—	—	—	—	—	—	—	—	—	13,512	13,512
Interest income	(1)	(2)	(3)	(1)	(1)	(2)	—	(2)	(12)	(16)	(28)
Interest expense	—	—	—	—		—	—	2,096	2,096	27,821	29,917
Amortization of loan cost	—	—	—	—	—	—	—	33	33		33
Depreciation and amortization	7,474	4,855	2,773	1,778	3,338	3,783	2,193	3,356	29,550	(2,925)	26,625
Income tax expense	572	484	—	—	—	—	—	(17)	1,039	3,345	4,384
Non-Hotel EBITDA ownership expense	272	3	2	46	10	16	1	2	352	—	352
Hotel EBITDA (including amounts attributable to non-controlling interest)	$15,285	$8,898	$10,135	$4,860	$8,392	$10,521	$5,144	$9,805	$73,040	—	$73,040
Less Hotel EBITDA attributable to noncontrolling interest	(3,821)	(2,225)	—	—	—	—	—	—	(6,046)	—	(6,046)
Hotel EBITDA attributable to the Company	$11,464	$6,673	$10,135	$4,860	$8,392	$10,521	$5,144	$9,805	$66,994	$—	$66,994

(1) Represents expenses not recorded at the individual hotel property level.

Ashford Hospitality Trust is a real estate investment trust (REIT) focused on investing opportunistically in the hospitality industry across all segments and at all levels of the capital structure primarily within in the United States. Additional information can be found on the Company’s website at www.ahtreit.com.
Follow Chairman and CEO Monty Bennett on Twitter at www.twitter.com/MBennettAshford or @MBennettAshford.

Certain statements and assumptions in this press release contain or are based upon "forward-looking" information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words "will likely result," "may," "anticipate," "estimate," "should," "expect," "believe," "intend," or similar expressions, we intend to identify forward-looking statements. Such forward-looking statements include, but are not limited to, the timing for closing, the impact of the transaction on our business and future financial condition, our business and investment strategy, our understanding of our competition and current market trends and opportunities and projected capital expenditures. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford's control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in Ashford's filings with the Securities and Exchange Commission. EBITDA is defined as net income before interest, taxes, depreciation and amortization. Hotel EBITDA is adjusted EBITDA for the hotel properties before corporate general and administrative expense, before corporate-level property taxes, insurance and other items and after other adjustments. EBITDA yield is defined as trailing twelve month EBITDA divided by the purchase price. EBITDA multiple is defined as the purchase price divided by the annual EBITDA. A capitalization rate is determined by dividing the property's annual net operating income by the purchase price. Net operating income is the property's funds from operations minus a capital expense reserve of either 4% or 5% of gross revenues. Funds from operations ("FFO"), as defined by the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT") in April 2002, represents net income (loss) computed in accordance with generally accepted accounting principles ("GAAP"), excluding gains (or losses) from sales of properties and extraordinary items as defined by GAAP, plus depreciation and amortization of real estate assets, and net of adjustments for the portion of these items related to unconsolidated entities and joint ventures.

The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

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